UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

Alarm.com Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive, Suite 100 Tysons, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2017 Bonus Plan

(e)    On February 23, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Alarm.com Holdings, Inc. (the “Company”) approved the adoption of the Alarm.com Holdings Inc. 2017 Executive Bonus Plan (the “Bonus Plan”) for the Company’s executive officers, including its named executive officers. The Bonus Plan is designed to award cash incentive payments for performance in 2017 to participants based on the Company’s achievement of certain performance goals set by the Compensation Committee.

The Bonus Plan includes a three-tiered program for cash incentive payments to the Company’s Section 16 officers. The first tier provides for cash incentive payments to the Company’s Section 16 officers based on the Company’s SaaS and license revenue during the fiscal year 2017 as compared to a pre-established 2017 SaaS and license revenue target. The second tier provides for cash incentive payments to the Company’s Section 16 officers based on the Company’s net income before interest and other income / (expense), net, provision for income taxes, amortization and depreciation expense, stock-based compensation expense, goodwill and intangible impairment charges, changes in fair value of acquisition related contingent liabilities, acquisition-related expense and legal costs incurred in connection with nonordinary course litigation, particularly costs involved in ongoing intellectual property litigation (“Adjusted EBITDA”) during the fiscal year 2017 as compared to a pre-established 2017 Adjusted EBITDA target. The third tier contemplates cash incentive payments to the Company’s Section 16 officers based on the individual performance of each officer, to be awarded, in each case, at the discretion of the Compensation Committee, with input from the Company’s Chief Executive Officer, except as to his own performance.

Each named executive officer participating in the Bonus Plan has been assigned an annual cash target for 2017. The annual cash targets for Stephen Trundle, the Company’s Chief Executive Officer, Jeffrey Bedell, the Company’s Chief Strategy and Innovation Officer, and Daniel Kerzner, the Company’s Chief Product Officer, are each set at $250,000. The annual cash target for Steve Valenzuela, the Company’s Chief Financial Officer, is set at $167,500.

The foregoing description of the terms of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Alarm.com Holdings, Inc. 2017 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date: February 28, 2017	By:	/s/ Stephen Trundle
Stephen Trundle
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Alarm.com Holdings, Inc. 2017 Executive Bonus Plan

4